RULE 12B-1 DISTRIBUTION PLAN





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                      PLAN FOR PAYMENT OF CERTAIN EXPENSES
                   FOR DISTRIBUTION OF SHARES - CLASS B SHARES


                  A Plan (the "Plan") pertaining to the Class B shares of each series as listed in Schedule I (individually, a "Fund," and collectively, the "Funds"), of The Trautman Kramer Trust, a Delaware business trust (the "Trust") and an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "Act"), adopted pursuant to
Section 12(b) of the Act and Rule 12b-1 promulgated thereunder ("Rule 12b-1").

                  1. Principal Underwriter. Trautman Kramer & Company, Inc. ("the Distributor"), acts as the principal underwriter of the Funds' Class B shares pursuant to a Distribution Agreement with the Trust. Trautman Kramer Capital Management, Inc. (the "Investment Advisor"), acts as the Funds' investment adviser pursuant to an Investment Advisory Agreement with the Trust.

                  2. Distribution Payments. (a) The Class B shares of each Fund either directly or through the Investment Advisor, may make payments periodically (i) to the Distributor or to any broker-dealer (a "Broker") who is registered under the Securities Exchange Act of 1934 and a member in good standing of the National Association of Securities Dealers, Inc. and who has entered into a selected dealer agreement with the Distributor, (ii) to other persons or organizations ("Distribution Agents") who have entered into agreements with the Trust on behalf of a Fund for the distribution of the Fund's Class B shares, or (iii) to the Distributor, a Broker, the Investment Advisor, a Distribution Agent, or



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any other person for expenses associated with distribution of the Fund's Class B shares, including the compensation of the sales personnel of the Distributor.

                  (b) The schedule of such fees and the basis upon which such fees will be paid shall be determined from time to time by the Distributor and the Investment Advisor, subject to approval by the Board of Trustees of the Trust.

                  (c) Payments may also be made for any advertising and promotional expenses relating to selling efforts, including but not limited to the incremental costs of printing prospectuses, statements of additional information, annual reports and other periodic reports for distribution to persons who are not Class B shareholders of a Fund; costs of preparing and distributing any other supplemental sales literature; costs of radio, television, newspaper and other advertising; telecommunications expenses, including the cost of telephones, telephone lines and other communications equipment, incurred by or for the Distributor in carrying out its obligations under the Distribution Agreement.

                  (d) The aggregate amount of all payments by the Class B shares of a Fund in any fiscal year, to the Distributor, Brokers, the Investment Advisor, Distribution Agents and for advertising and promotional expenses pursuant to paragraphs (a), (b), (c) of this Section 2 shall not exceed 0.50% of the average daily net asset value attributable to the Class B shares of the Fund on an annual basis for such fiscal year, or such lesser amounts as determined appropriate. The Plan will only make payments for expenses actually incurred on a first-in, first-out basis. The amount of expenses incurred in any year may not exceed the rate of reimbursement set forth in the Plan. The unreimbursed amounts may be recovered through future payments under the Plan. Carry-over amounts are not limited in the number

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of years they may be carried  forward.  If the Plan is  terminated in accordance with its terms with respect to the Class B shares of a Fund, the obligations of the Fund to make payments pursuant to the Plan will cease and the Class B shares of the Fund will not be required to make any payments past the date the Plan terminates; however, the Distributor shall be entitled to receive all contingent deferred sales charges paid or payable with respect to any day subsequent to the termination of this Plan.

                  3. Reports. Quarterly, in each year that this Plan remains in effect, the Trust's Principal Financial Officer shall prepare and furnish to the Board of Trustees of the Trust a written report, complying with the requirements of Rule 12b-l, setting forth the amounts expended by the Class B shares of each Fund under the Plan and purposes for which such expenditures were made.

                  4. Approval of Plan. This Plan shall become effective upon approval of the Plan as it pertains to the Class B shares of a Fund and the form of Selected Dealer Agreement, by the majority votes of the Board of Trustees and the Qualified Trustees (as defined in Section 6), cast in person at a meeting called for the purpose of voting on the Plan.

                  5. Term. This Plan as it pertains to the Class B shares of a Fund shall remain in effect for one year from its adoption date and may be continued thereafter if this Plan and all related agreements are approved at least annually by a majority vote of the Trustees, including a majority of the Qualified Trustees, cast in person at a meeting called for the purpose of voting on such Plan and agreements. This Plan may not be amended as it pertains to the Class B shares of a Fund in order to increase materially the amount to be

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spent for distribution  assistance without Class B shareholder  approval of such
Fund. All material amendments to this Plan must be approved by a vote of the Board of Trustees, and of the Qualified Trustees (as hereinafter defined), cast in person at a meeting called for the purpose of voting thereon.

                  6. Termination. This Plan may be terminated as it pertains the Class B shares of a Fund at any time by a majority vote of the Trustees who are not interested persons (as defined in section 2(a)(19) of the Act) of the Fund and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan (the "Qualified Trustees") or by vote of a majority of the outstanding voting securities of the Class B shares of the Fund, as defined in section 2(a)(42) of the Act. The Plan may remain in effect with respect to the Class B shares of a Fund even if the Plan has been terminated in accordance with this Section 6 with respect to the Class B shares of any other Fund.

                  7. Nomination of "Disinterested" Trustees. While this Plan shall be in effect, the selection and nomination of the "disinterested" Trustees of the Trust shall be committed to the discretion of the Qualified Trustees then in office.

                  8. Miscellaneous. (a) Any termination or noncontinuance of (i) a Selected Dealer Agreement between the Distributor and a particular Broker, or
(ii) any other Agreement between the Investment Advisor or the Trust on behalf of the Class B shares of a Fund and a particular person or organization, shall have no effect on any similar agreements between Brokers or other persons and the Fund and its Class B shares, the Investment Advisor or the Distributor pursuant to this Plan.

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                  (b) Neither the  Distributor,  the Investment  Advisor nor the
Class B shares of a Fund shall be under any obligation because of this Plan to execute any Selected Dealer Agreement with any Broker or any other Agreement with any person or organization.

                  (c) All agreements with any person or organization relating to the implementation of this Plan shall be in writing and any agreement related to this Plan shall be subject to termination, without penalty, pursuant to the provisions of Section 6 hereof.

                  (d) This Plan shall not be construed to contain any of the terms and provisions of The Trautman Kramer Trust Shareholder Servicing Plan (the "Servicing Plan") and all payments under this Plan for distribution services shall be separate and in addition to payments for shareholder servicing services provided under the Servicing Plan.


Approved: November 20, 1997

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                                   SCHEDULE I

         This Shareholder Servicing Plan shall be adopted with respect to the Class B shares of the following Funds of The Trautman Kramer Trust:


Fund
----

Trautman Kramer Value Plus Fund


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Trautman Kramer & Company, Inc.
500 Fifth Avenue
New York, New York 10110

                  Re: Form of Selected Dealer Agreement for Class B Shares of The Trautman Kramer Value Plus Fund

Gentlemen:

                  We understand that the Trautman Kramer Value Plus Fund (the "Fund"), a series of The Trautman Kramer Trust (the "Trust"), has adopted a plan (the "Plan") pertaining to its Class B shares pursuant to Rule 12b-l of the Investment Company Act of 1940, as amended (the "Act"), for making payments to selected brokers for distribution assistance of the Fund's Class B shares.

                  We desire to enter into an Agreement with you for the sale and distribution of the Class B shares of the Fund for which you are Distributor and whose Class B shares are offered to the public at net asset value plus any initial sales charge as set forth in the current prospectus. Upon acceptance of this Agreement by you, we understand that we may offer and sell Class B shares of the Fund, subject, however, to all of the terms and conditions hereof and to your right to suspend or terminate the sale of such securities.

                  1. We understand that the Class B shares of the Fund covered by this agreement will be offered and sold at the public offering price. The public offering price is the net asset value described in the Fund's current Prospectus in effect at the time the order for such shares is confirmed and accepted on your behalf by the Fund plus any initial sales charge. We further understand that all purchase requests and applications submitted by us are subject to acceptance or rejection in the Fund's or your sole discretion.

                  2. We certify that we are members of the National Association of Securities Dealers, Inc. ("NASD") and agree to maintain Membership in said Association, or in the alternative, that we are foreign brokers not eligible for membership in said Association. In either case, we agree to abide by all the rules and regulations of the NASD which are binding upon underwriters and brokers in the distribution of the shares of open-end investment companies, including without limitation, Section 26 of Article III of the Rules of Fair Practice, all of which are incorporated herein as if set forth in full. We further agree to comply with all applicable state and Federal laws and the rules and regulations of authorized regulatory agencies. We agree that we will not sell or offer for sale, Class B shares of the Fund in any state or jurisdiction where they are not exempt from registration or have not been qualified for sale.





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                  3. We will  offer  and  sell the  Class B  shares  of the Fund covered by this Agreement only in accordance with the terms and conditions of its then current Prospectus, and we will make no representations not included in said Prospectus or in any authorized supplemental material supplied by you. We will use our best efforts in the development and promotion of sales of the Class B shares covered by this Agreement and agree to be responsible for the proper instruction and training of all sales personnel employed by us, in order that the Class B shares will be offered in accordance with the terms and conditions of this Agreement and all applicable laws, rules and regulations. We agree to hold you harmless and indemnify you in the event that we, or any of our sales representatives, should violate any law, rule or regulation, or any provisions of this Agreement, which may result in liability to you; and in the event you determine to refund any amount paid by any investor by reason of any such violation on our part, we shall return to you any distribution assistance payments previously paid or allowed by you to us with respect to the transaction for which the refund is made. All expenses which we incur in connection with our activities under this Agreement shall be borne by us.

                  4. For purposes of this Agreement "Qualified Accounts" shall mean: accounts of customers of ours who have purchased Class B shares of the Fund and who use our facilities to communicate with the Fund or to effect redemptions or additional purchases of Class B shares of the Fund.

                  5. In consideration of the distribution services and facilities described herein, we shall be entitled to receive from you such fees as are set forth in the Plan for Payment of Certain Expenses for Distribution Shares - Class B shares (the "Plan"). We understand that the payment of such fees has been authorized pursuant to a Plan approved by the Board of Trustees and shall be paid only so long as this Agreement is in effect.

                  6. The frequency of payment, the terms of any right to sell in a territory, and any other supplemental terms, conditions or qualifications for us to receive such payments are subject to change by you from time to time, upon 30 days' written notice. Any orders placed after the effective date of such change shall be subject to the fee rates in effect at the time of receipt of the payment by the Fund or you. Such 30-day period may be waived at your sole option in the event such change increases the distribution assistance payments due us.

                  7. Payment for Class B shares shall be made to the Fund and shall be received by the Fund promptly after the acceptance of our order. If such payment is not received by the Fund, we understand that the Fund reserves the right without notice, forthwith to cancel the sale, or, at the Fund's option, to sell the Class B shares ordered by us back to the Fund in which latter case we may be held responsible for any loss, including loss of profit, suffered by the Fund resulting from our failure to make payments aforesaid.

                  8. Your obligations to us under this Agreement are subject to all the provisions of any underwriting agreements you have or may enter into with the Fund. We

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understand and agree that in performing  our services  covered by this Agreement we are acting as principal, and you are in no way responsible for the manner of our performance or for any of our acts or omissions in connection therewith. Nothing in this Agreement or in the Plan shall be construed to constitute us or any of our agents, employees or representatives as your agent, partner or employee, or the agent, partner or employee of the Fund.

                  9. This Agreement shall terminate automatically (i) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event the Plan is terminated.

                  10. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the "Qualified Trustees" as defined in the Plan or by a vote of a majority of the outstanding voting Class B securities of the Fund as defined in the Plan (on not more than 60 days' written notice to us at our principal place of business). We, on 60 days' written notice addressed to you at your principal place of business, may terminate this Agreement. You may also terminate this Agreement for cause on violation by us of any of the provisions of this Agreement, said termination to become effective on the date of mailing notice to us of such termination. Without limiting the generality of the foregoing and any provision hereof to the contrary notwithstanding, our expulsion from the NASD will automatically terminate this Agreement without notice; our suspension from the NASD or violation of applicable state or Federal laws or rules and regulations of authorized regulatory agencies will terminate this Agreement effective upon date of mailing notice to us of such termination. Your failure to terminate for any cause shall not constitute a waiver of your right to terminate at a later date for any such cause.

                  11. A copy of the Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this instrument is executed on behalf of the Trustees as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of the Fund.

                  12. All communications to you shall be sent to you at your offices at 500 Fifth Avenue, New York, N.Y. 10110. Any notice to us shall be duly given if mailed or telegraphed to us at the address shown on this Agreement.

                  13. This Agreement shall become effective as of the date when it is executed and dated by you below. This Agreement and all the rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of New York.


                                             -----------------------------------
                                                        (Broker/Dealer)


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                                             By:________________________________
                                                  Name:
                                                  Title:

                                             -----------------------------------
                                             (Address)


                                             -----------------------------------
                                             (City)      (State)      (Zip Code)


ACCEPTED:

TRAUTMAN KRAMER & COMPANY, INC.


By:_________________________
     Name:
     Title:


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